Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-155655, 333-118292, 333-118291, 333-78355, 333-44489, 333-5912 and 333-5910, on Form S-8 of Balchem Corporation of our report dated June 29, 2010, relating to the financial statements and supplemental schedules of the Balchem Corporation 401(k)/Profit Sharing Plan, which appears in this Annual Report on Form 11-K of the Balchem Corporation 401(k)/ Profit Sharing Plan for the year ended December 31, 2009.

/s/  McGladrey & Pullen, LLP
New York, New York
June 29, 2010